UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):        February 6, 2004

IOMEGA CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-12333	86-0385884
(Commission File Number)	(IRS Employer Identification No.)

10955 Vista Sorrento Parkway, San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

(858) 314-7000
Registrant's Telephone Number, Including Area Code

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT:

The Audit Committee of the Board of Directors of Iomega Corporation (“Iomega”) annually considers and recommends to the Board the selection of independent public accountants. On February 6, 2004, after an evaluation process of several independent audit firms and as recommended by Iomega’s Audit Committee, the Board of Directors appointed BDO Seidman, LLP (“BDO”) as Iomega’s independent auditors for the 2004 fiscal year, replacing Ernst & Young LLP (“Ernst & Young”).

This action effectively dismisses Ernst & Young as the Company’s independent auditor for the fiscal year that commenced on January 1, 2004; however, Ernst & Young, will continue as the Company’s independent auditor for the fiscal year ended December 31, 2003. The report of Ernst & Young on the Company’s consolidated financial statements for the year ended December 31, 2002 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

For the years ended December 31, 2002 and 2003 and through the date of this Form 8-K, there have been no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to Ernst & Young’s satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports. For the years ended December 31, 2002 and 2003 and through the date of this Form 8-K, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company has requested Ernst & Young to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated February 10, 2004 is filed as Exhibit 16.2 to this Form 8-K.

During the years ended December 31, 2002 and 2003 and through February 6, 2004 (the date BDO was appointed), the Company did not consult BDO with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s Consolidated Financial Statements, or any other matters or reportable events as defined in Item 304(a)(2)(i) and (ii) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 12, 2004

IOMEGA CORPORATION (Registrant) /s/ Barry Zwarenstein Barry Zwarenstein Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

The following exhibit is filed as part of this Current Report on Form 8-K.

Exhibit Index	Description

16.2	Letter from Ernst & Young LLP regarding change in certifying accountant.